UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2010

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement.

On May 4, 2010, Deep Down, Inc. (the “Company”) entered into an employment agreement with Ms. Gay Stanley Mayeux, to be effective as of April 29, 2010 (the “Mayeux Employment Agreement”).  The Mayeux Employment Agreement provides for Ms. Mayeux to serve as the Company's Chief Financial Officer for an initial term of three years, subject to earlier termination in accordance with the terms of the Mayeux Employment Agreement. Ms Mayeux is referred to herein as the “Executive.”

Under the terms of the Employment Agreement, the Executive is entitled to receive an annual base salary (the amount of which is $250,000), subject to annual adjustment by the Company’s board of directors (the “Board”).  The Executive is also entitled to receive an annual bonus either (i) under the Company’s executive officer annual incentive program with a target at least equal to that of the Executive’s respective target for the fiscal year prior to the effective date of his respective Employment Agreement or equal to an increase in the target given to any other peer executive, or, if higher, (ii) under any annual incentive plan or discretionary award by the Company to other peer executives which is enacted or approved after the effective date of the respective Employment Agreement.  Further, the Employment Agreement provides that the Executive is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to all other peer executives of the Company, to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company for other peer executives, and to receive reimbursement for reasonable business expenses.  In the event of a change of control (as defined in the Employment Agreement), the awards and grants to the Executive that are comprised of or based upon equity securities under the Company’s plans, practices, policies and programs will immediate vest.

The Employment Agreement provides that if any payment or distribution to an Executive would be subject to any additional tax or excise tax, or any interest or penalties are incurred by the Executive with respect to such excise tax, then the Executive will be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment of all taxes the Executive will retain an amount of the Gross-Up Payment equal to the tax imposed upon such payment or distribution.

In the event of termination of the Executive’s employment for any reason, the Executive will be entitled to receive all accrued, unpaid salary and vacation time through the date of termination and all benefits to which the Executive is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which the Executive is a participant as of the date of termination.  In addition, subject to executing a general release in favor of the Company, the Executive will be entitled to receive certain severance payments in the event his employment is terminated by the Company “other than for cause” or by the Executive with “good reason.”  These severance payments include the following:

(i)           a lump sum in cash equal to one times the Executive’s annual base salary (at the rate in effect on the date of termination), provided, however, that is such termination occurs prior to the date that is twelve months following a change of control, then such payment will be equal to three times the Executive’s annual base salary (at the rate in effect on the date of termination);

2

(ii)           a lump sum in cash equal to the average annual bonus paid to the Executive for the prior two full fiscal years preceding the date of termination; provided, however, that is such termination occurs prior to the date that is twelve months following a change of control, then such payment will be equal to two times the average annual bonus paid to the Executive for the prior two full fiscal years preceding the date of termination;

(iii)           a lump sum in cash equal to a pro rata portion of the annual bonus payable for the period in which the date of termination occurs based on the actual performance under the Company’s annual incentive bonus arrangement; provided, however, that such pro rata portion shall be calculated based on the Executive’s annual bonus for the previous fiscal year; provided further that if no previous annual bonus has been paid to the Executive, then the lump sum cash payment shall be no less than fifty percent of Executive’ annual base salary; and

(iv)           if the Executive’s termination occurs prior to the date that is twelve months following a Change of Control (as defined in the Employment Agreement), then each and every share option, restricted share award and other equity-based award that is outstanding and held by the Executive shall immediate vest and become exercisable.

The Executive has agreed to not, during the respective term of the employment and for a one-year period after the termination, engage in Competition (as defined in the Employment Agreement) with the Company, solicit business from any customer or potential customer of the Company, solicit the employment or services of any person employed by or a consultant to the Company on the date of termination or with six months prior thereto, or otherwise knowingly interfere with the business or accounts of the Company or any of its subsidiaries.

The Employment Agreement also provides that the Company, to the extent permitted by applicable law and the by-laws of the Company, will defend, indemnify and hold harmless the Executive from any and all claims, demands or causes of action, including reasonable attorneys’ fees and expenses, suffered or incurred by the Executive as a result of the assertion or filing of any claim, demand, litigation or other proceedings based upon statements, acts or omissions made by or on behalf of the Executive pursuant to the Employment Agreement or in the course and scope of the Executive’s employment with the Company.  The Company will also maintain and pay all applicable premiums for directors’ and officers’ liability insurance which shall provide full coverage for the defense and indemnification of the Executives, to the fullest extent permitted by applicable law.

The foregoing description of the Mayeux Employment Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 5 – Corporate Governance and Management

ITEM 5.02. – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 29, 2010, the Company’s board of directors (the “Board”) appointed Gay Stanley Mayeux as Vice President and Chief Financial Officer.  Most recently, she was Vice President of Finance and Treasurer Willbros Group (NYSE: WG) since 2005.  Ms. Mayeux held various financial positions with McDermott International (NYSE: MDR) and its subsidiary J. Ray McDermott from 2002 to 2005.  Ms. Mayeux has spent most of her 28-year career in financial management positions, primarily international energy services companies.  She began her career in public accounting with Deloitte & Touche and has been Vice President and Chief Financial Officer at Hydril Company and Input/Output, Inc. and Vice President/Controller at Weatherford International, Ltd.  Ms. Mayeux holds a Bachelor of Business Administration from the University of Mississippi and is a Certified Public Accountant.

3

Effective April 29, 2010, in connection with Ms. Mayeux’s appointment as Chief Financial Officer, the Board accepted the resignation of Eugene L. Butler as Chief Financial Officer.  The Company will continue to employ Mr. Butler as Chairman of the Board under the Employment Agreement dated January 1, 2010.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01.
Financial Statements and Exhibits.

(d) Exhibits

10.1*†	Employment Agreement, dated effective as of April 29, 2010, between Deep Down, Inc. and Gay Stanley Mayeux.

10.2†	Employment Agreement, dated effective as of January 1, 2010, between Deep Down, Inc. and Eugene L. Butler (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on January 15, 2010).

* Filed or furnished herewith.
† Exhibit constitutes a management contract or compensatory plan or arrangement.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2010

DEEP DOWN, INC.

By :	/s/ Ronald E. Smith
Ronald E. Smith President and Chief Executive Officer

5